February 4, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	The Pulse Beverage Corporation
Commission File Number 000-53586

Dear Sirs:

We have read Item 4.01 included in the Form 8-K of The Pulse Beverage Corporation. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of The Pulse Beverage Corporation contained therein.

Sincerely,

Weaver, Martin & Samyn, LLC
Kansas City, MO